	• Each time an employee places a securities trade or comes into possession of inside information • Periodic comparison employee trades with employee brokerage statements
Statute/Rule	• Form ADV under the Investment Advisers Act of 1940 • Section 204A of the Investment Advisers Act of 1940
Records	• Records of employee trades
Audit	• SCMLLC audits its Employee Compliance Procedures annually.

10.2 Policy

It is SCMLLC's policy to carefully screen candidates for employment in an effort to determine whether the candidate has demonstrated the ability to comply with laws and his or her employers' internal policies, to require all trades by its employees who are access persons to be subject to SCMLLC's employee trading procedures, to implement procedures designed to prevent its employees from engaging in prohibited insider trading, and to prohibit employees who are not registered as investment adviser representatives to engage in activities that would require them to register as such with any state.

10.3 Procedures

10.3.1 New Employees

The Chief Compliance Officer will carefully screen employee candidates in the following manner:

- Request each employee candidate to complete a new employee application;
- Review completed new employee application for applicant answers that may disqualify the applicant (e.g., criminal conviction), and perform independent background checks;
- Interview the employee and check employment references in an effort to determine whether the candidate has demonstrated the ability to comply with laws and his or her employers' internal policies;
- Determine if the new employee's proposed activities will cause him or her:
  - to meet the definition of investment adviser representative, subjecting the new employee to registration with the appropriate state(s);
  - to be required to obtain any other licenses (e.g., an insurance license);
- Enter into an employment contract with the employee;
- Enter information about the new employee into SCMLLC's computer or records system;
- Open up and maintain an individual employee file for each new employee that includes an "employee outside activities" section;
- File Form U-4 and other applicable registration materials in the appropriate state(s) for employees that meet the definition of investment adviser representative pursuant to the procedures set forth in the "Registration & Filings" chapter of this Manual;
- Amend SCMLLC's Schedule D of Form ADV (if necessary) to indicate the name of the new employee (e.g., if the new employee is an officer or control person); and
- Require each person to execute a written certification that he or she will comply with this Compliance Manual, including the Code of Ethics and Insider Trading Procedures.

10.3.2 Code of Ethics

10.3.2.1 Standard of Business Conduct

The Code of Ethics is based on the principle that SCMLLC and each of its employees owe a fiduciary duty to its clients and a duty to comply with federal and state securities laws and all other applicable laws. These duties include the obligation of Access Persons to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationship with clients. In recognition of this duty, SCMLLC hereby adopts the following general principles to guide the actions of the Access Persons:

- Access Persons have the duty at all times to place the interests of clients first.
- Access Persons have the duty to conduct all personal securities transactions in a manner consistent with these Procedures and in such a manner to avoid any actual or potential conflict or abuse of a position of trust and responsibility.
- Access Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Access Person's independence or judgment.
- All personal securities transactions by Access Persons must be accomplished so as to avoid even the appearance of a conflict of interests with the client.

These duties extend beyond fiduciary obligations, personal trading and compliance with laws discussed above. Each employee additionally is obligated to:

- Share his or her knowledge with others and present factual and objective information to management to the best of his or her ability.
- Accept full responsibility for work that he or she performs.
- Not misuse the authority entrusted to in him or her.
- Be honest in all his or her professional relationships.
- Take appropriate action in regard to any illegal or unethical practices that come to his or her attention.
- Cooperate with others in achieving understanding and in identifying problems.
- Not use or take credit for the work of others without specific acknowledgement and authorization.
- Insure that the products of his or her work are used in a socially responsible way.
- Never misrepresent or withhold information that is germane to a problem or situation of public concern.
- Not use knowledge of a confidential or personal nature in any unauthorized manner or to achieve personal gain.
- Make every effort to ensure that he or she has the most current knowledge and that the proper expertise is available when needed.
- Avoid conflict of interest and insure that SCMLLC is aware of any potential conflicts.
- Present a fair, honest, and objective viewpoint.
- Protect the privacy and confidentiality of all information entrusted to him or her.

10.3.2.2 Definitions of Terms in the Code of Ethics

- "Access Person" means:
  - each director, partner or officer of SCMLLC;
  - each supervised person of SCMLLC who, (i) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any mutual fund advised or distributed by SCMLLC or an affiliate, or (ii) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and
  - any spouse, minor child, and any relative resident in the household of a person named above.

- "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically from investment accounts in accordance with a pre-determined schedule or allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
- "Beneficial Ownership" means a direct or indirect pecuniary interest in a security, as set forth in Section 16 of the Securities Exchange Act of 1934, as amended. A person, for example, would be deemed to have a beneficial ownership of securities if he or she directly owns the securities, his or her spouse or minor children own the securities, or if such person, by contract, arrangement, understanding or relationship, has sole or shared voting or investment power over the securities held by such person.
- "Client" means any person who has entered an Investment Advisory Contract with SCMLLC.
- "Control" means the power to exercise a controlling influence over the management or policies of a company. A person is deemed to exercise control who has a 25% or more ownership position of a company's equity securities, or otherwise controls a company as defined in Section 2(a)(9) of the Investment Company Act of 1940.
- "Market Timing" means frequent buying or selling shares of the same mutual fund, or buying or selling mutual fund shares in order to exploit inefficiencies in mutual fund pricing.
- "Related Security" means any security convertible within sixty (60) days into a Security and any future or option on the Security.
- "Security" means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, except that it does not include:
    - direct obligations of the U.S. Government;
    - any security issued by a mutual fund (other than a mutual fund advised by SCMLLC or an affiliate) or a unit investment trust that invests exclusively in one or more unaffiliated mutual funds; and
    - any money market fund securities or money market instruments, including bankers' acceptances, certificates of deposit, and commercial paper.
- "Supervised Person" means employees and other persons who provide advice on behalf of SCMLLC and are subject to the supervision and control of SCMLLC.

10.3.2.3 Prohibitions

10.3.2.3.1 Investment Recommendations

No Access Person shall in connection with the recommendation of a Security held or to be acquired or sold by any Client shall:

- employ any device, scheme or artifice to defraud such Client;
- make any untrue statement of a material fact or omit to state a material fact necessary in order to make the recommendation made not misleading;
- engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or
- engage in any manipulative practice with respect to such Client.

10.3.2.3.2 Investment Opportunity

An Access Person must offer an investment opportunity first to clients before he or she or SCMLLC may act on that opportunity.

10.3.2.3.3 Market Timing and Short-Swing Trading

No employee may engage in prohibited market timing of the shares of a mutual fund without approval from the Chief Compliance Officer, and such Chief Compliance Officer shall withhold such approval if the mutual funds are affiliated with SCMLLC.

10.3.2.3.4 Personal Securities Transactions

No Access Person may:

- purchase or sell, directly or indirectly, a Security for his or her own account one day before and one day after the time that the same Security or Related Security is being purchased or sold by any Client; or
- purchase or sell, directly or indirectly, a Security for his or her own account that is the same Security or Related Security that is the subject of a buy or sell recommendation to any Client.

No exception shall be granted to personal securities transaction procedures without the written approval of the Chief Compliance Officer and a senior manager of SCMLLC, who shall not grant such approval unless they have concluded that the transaction will not adversely impact any pending order for clients or any pending consideration given by SCMLLC to place an order on behalf of clients.

10.3.2.3.5 Interest in Securities

No Access Person shall recommend any transaction in any Securities by any Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including:

- the Access Person's Beneficial Ownership of any Securities of such issuer;
- any contemplated transaction by the Access Person in such Securities;
- any position the Access Person has with such issuer; and
- any present or proposed business relationship between such issuer and the Access Person (or a party that the Access Person has a significant interest in).

10.3.2.3.6 Client Trade Information

No Access Person shall reveal any proposed transactions in Securities by one Client to another Client, any employee of SCMLLC, or any other person.

10.3.2.3.7 IPOs and Private Placements

No Access Person may:

- acquire a Security in an initial public offering or a private placement without the written consent of the Chief Compliance Officer;
- acquire a Security in an initial public offering if he or she is a registered representative of a broker-dealer;
- make a wrongful arrangement or a wrongful quid pro quo of any kind with clients in exchange for IPO allocations; or
- share profits or losses with a client who receives an IPO allocation or allocations.

10.3.2.4 Pre-Clearance of Securities Trades

- **Pre-Clearance.** Each Access Person may not purchase or sell any Security without first:
  - completing a Preclearance of Securities Trade Form and providing it to the Chief Compliance Officer; and
  - obtaining preclearance from the Chief Compliance Officer.
- **Exemptions.** The preclearance requirements shall not apply to the following transactions:
  - Purchase or sale of Securities over which the Access Person has no direct or indirect influence or control;
  - Purchase or sale of Securities that are non-volitional on the part of the Access Person (e.g., purchases made pursuant to an automatic dividend reinvestment plan);
  - Purchase or sale of Securities that are not eligible for purchase by any Client; and
  - Purchase of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities.
- **Preclearance Discretion.** The Chief Compliance Officer or his or her designee shall preclear transactions that appear, upon reasonable inquiry, to present no reasonable likelihood of harm to any Client.

10.3.2.5 Reporting of Securities Trades and Holdings

10.3.2.5.1 Access Person Reporting

Each Access Person shall report on the Securities Transaction Report Form all transactions in Securities in which such Access Person has acquired any direct or indirect Beneficial Ownership, **unless** such report would duplicate information contained in trade confirmations or account statements that SCMLLC holds in its records, provided SCMLLC has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

10.3.2.5.2 Report Deadline

Reports shall be filed with the Chief Compliance Officer within 15 business days after the end of each calendar quarter. An Access Person need not file a report covering a quarterly period if he or she had no personal securities transactions during that quarter.

10.3.2.5.3 Securities Transaction Report Form

The Securities Transaction Report Form filed pursuant to this Section shall contain the following information:

- Name of the Access Person making the report;
- Date of the transaction;
- Title and number of shares involved;
- Exchange ticker symbol or CUSIP of shares;
- Principal amount of each Security involved;
- Nature of the transaction (buy or sell);
- Price at which transaction was effected; and
- Name of the broker-dealer, bank or other financial institution through whom the transaction was effected.

Each Access Person must file a report of his or her personal securities holdings (i) at the time the person became an Access Person; and (ii) at least once a year thereafter in the Annual Securities Transaction Report Form. Such reports must be current as of a date not more than 45 days prior to the individual becoming an Access Person or the date the Annual Securities Transaction Report is submitted.

10.3.2.5.4 Broker-Dealer Confirmations and Account Statements

Every Access Person who opens an account at a broker-dealer or other financial institution to personally trade securities shall:

- immediately notify the Chief Compliance Officer of the opening of such account; and
- send a Broker Confirmation Letter to each such broker-dealer or other financial institution directing them to provide SCMLLC with a duplicate copy of each confirmation and periodic account statement issued to such Access Person.

Access persons may open an account to personally trade securities only at those broker-dealers or other financial institutions that agree to electronically deliver to SCMLLC all trade information of the Access Person.

10.3.2.5.5 Private Placements

Each Access Person who owns Securities acquired in a private placement shall disclose such ownership to the Chief Compliance Officer if such person is involved in any subsequent consideration of an investment in the issuer by a Client.

10.3.2.5.6 Holdings

Each Access Person shall report the following information about his or her securities holdings within 30 days as of the end of the calendar year:

- Title, number of shares (for equity securities) and principal amount (for fixed-income securities) of each Security in which the Access Person had any ownership; and
- Name of broker-dealer or other financial institution where the Access Person maintains a brokerage account.

10.3.2.6 Certification

Every Access Person shall certify on an annual basis, in writing, that he or she has:

1. received a copy of the Code of Ethics;
2. read and understands the Code of Ethics; and
3. disclosed, precleared (if applicable) and reported all transactions in Securities consistent with the requirements of the Code of Ethics.

10.3.2.7 Reporting Violations

An employee of SCMLLC must promptly report to the Chief Compliance Officer any violations of the Code of Ethics. Any employee of SCMLLC who is the subject of a Code of Ethics violation report and who retaliates against the reporting employee shall be subject to serious sanctions, including termination of employment.

10.3.2.8 Review

- **Periodic Review.** The Chief Compliance Officer shall periodically review and compare reported transactions of random Access Persons in Securities with the transactions of:
  - the Access Person indicated on his or her confirmations and account statements;
  - comparable clients of SCMLLC;
  - the securities on any watch or restricted lists; and
  - the securities of issuers recently engaged in making IPOs.
- **Suspected Violations.** If the Chief Compliance Officer suspects that an Access Person has violated these Procedures, he or she shall investigate the alleged violation, and, as a part of that investigation, allow the Access Person an opportunity to explain why the violation occurred or did not occur.
- **Violation Report.** If the Chief Compliance Officer concludes that an Access Person has violated these Procedures, he or she shall submit a report of such violation, his or her investigation of such violation, and his or her recommendation on what steps should be taken to address such violation, including recommending sanctions against the violator.
- **Patterns.** The Chief Compliance Officer shall periodically review trades of the Access Person in past periods in an effort to find patterns or deviation from patterns (*e.g.*, a spike in personal trades).

10.3.2.9 Training

1. **New Employees.** Each newly hired or newly designated Access Person shall receive a copy of these Procedures and shall be required to certify within 30 days of receipt of such Procedures that he or she has read and understands the Procedures.
2. **New Employee Review.** The Chief Compliance Officer shall review the Procedures with any newly hired or newly designated Access Person. A new employee may not make a personal trade until he or she has received this training.
3. **Annual Training.** At least annually, the Chief Compliance Officer shall conduct a training seminar reviewing the requirements of the Procedures and the required duties of the Access Persons.

10.3.2.10 Access Person List

The Chief Compliance Officer shall maintain a list of employees and officers of SCMLLC who are "Access Persons."

10.3.2.11 Sanctions

Upon discovering a violation of these Code of Ethics, the senior management of SCMLLC may impose such sanctions as they deem appropriate, including, but not limited to, forfeiture of future discretionary compensation or profit, canceling trades, selling positions at a loss, internal reprimand, a letter of censure, fine or suspension or termination from employment.

10.3.3 Insider Trading Procedures

SCMLLC's Insider Trading Procedures are designed to prevent the misuse of material, nonpublic information by SCMLLC and its officers, directors and employees.

10.3.3.1 Possession of Inside Information

An employee of SCMLLC will contact the Chief Compliance Officer if he or she becomes aware of an actual or potential insider trading violation or violation of the policies and procedures.

10.3.3.2 Monitoring Insider Trading

The Chief Compliance Officer periodically will review employee trades and Firm trades on behalf of clients to verify compliance with SCMLLC's insider trading procedures, and attempt to detect insider trading. SCMLLC recognizes that insider trading may occur both at the employee-level and the Firm-level, with the latter type of activity occurring because of SCMLLC's (or individual portfolio manager's) desire to increase the performance of his or her advisory accounts. Monitoring for insider trading shall include:

- Comparing employee trades with trades by SCMLLC's advisory accounts and securities listed on "Restricted" and "Watch" lists;

10.3.3.3 Employee Training/Education

The Chief Compliance Officer shall provide all employees of SCMLLC with a copy of these procedures. All employees shall annually attend seminars or meetings providing education and training with respect to SCMLLC's insider trading policies and procedures and insider trading in general. Periodically, SCMLLC shall provide employees with written materials discussing these procedures and insider trading in general.

10.3.3.4 Certification

Every employee shall certify on an annual basis that he or she has:

1. complied with these Procedures; and
2. read and understands these Procedures.

10.3.3.5 Reports

Periodically, the Chief Compliance Officer shall prepare a report reviewing the procedures implemented during the period covered and any deficiencies or noteworthy events occurring during the execution of the procedures.

10.3.4 Outside Business Activities

An Adviser Representative or employee of SCMLLC will be engaged in an outside business activity if he or she:

- serves as general partner, officer or employee of any business organization;
- receives compensation in any form from a business organization; or
- serves as a director of any business organization.

10.3.4.1 Adviser Representatives

It is the policy of SCMLLC to require all investment adviser representatives to notify SCMLLC in writing of any employment or receipt of compensation outside their relationship with SCMLLC. The investment adviser representative may not proceed with the outside business activity until he or she receives written approval from SCMLLC.

To engage in an outside employment activity, an Adviser Representative and any other employee must complete an Outside Business Activity Form and submit the form to the Chief Compliance Officer. In the Outside Business Activity Form, the Adviser Representative or employee will provide:

1. the name and address of the outside business organization;
2. a description of the business of the organization;
3. the reasons why approval should be granted;
4. compensation (if any) to be received;
5. a description of the activities that will be performed; and
6. the amount of time per month that will be spent at the outside organization.

Each investment adviser representative must confirm, on a quarterly basis, any outside business activities with the Chief Compliance Officer.

10.3.4.2 Investment Clubs

An Adviser Representative may neither become a member of an investment club nor make recommendations regarding securities for any investment club.

10.3.4.3 Review Procedures

The Chief Compliance Officer will review the information supplied by each employee engaging in an outside business activity and independently verify that the information is correct, including the nature and the extent of the outside business activities and the employee's outside sources of income.

10.3.5 Designations

10.3.5.1 Adviser Representative Responsibilities

Adviser Representatives desiring to use designations must meet all requirements of the sponsor of such designations, including any continuing education responsibilities and fees. An Adviser Representative shall immediately inform the Chief Compliance Officer if he or she no longer meets the requirements of a particular designation or is no longer in good standing with the sponsor of any designation.

10.3.5.2 Monitoring of Adviser Representative Use of Designations

When an Adviser Representative elects to hold himself or herself out as having achieved a particular designation, the Chief Compliance Officer shall:

1. inform the Adviser Representative that he or she may not hold himself or herself out as achieving a particular designation unless he or she has received prior approval from the Chief Compliance Officer;
2. permit an Adviser Representative to use a particular designation only if the Chief Compliance Officer has verified that the Adviser Representative is authorized by the institution that sponsors such designation to use it;

3. become familiar with the rules and regulations of the institutions that sponsor designations regarding the proper use of such designations;
4. maintain a list of prohibited designations that shall include, but not be limited to, any designation with the word "senior" or "retirement" in it, as well as designations that are not permitted by federal or state law; and
5. periodically verify with such institution that the Adviser Representative is in good standing with its rules and regulations and current on any annual registration or other fees.

Adviser Representatives must be familiar with the rules and regulations of the institutions that sponsor designations regarding the proper use of such designations.

10.3.6 Adviser Representative Prohibited Activities

In rendering advice and other investment management services to clients, an Adviser Representative may not:

- Communicate non-public information to clients in violation of the firm's Insider Trading Procedures;
- Render investment advice to a client that is based on rumor or speculation;
- Render legal or tax advice to the client;
- Fail to disclose known material facts about an investment;
- Initiate unauthorized transactions for client accounts;
- Fail to disclose conflicts of interests;
- Recommend securities or investment products that are unsuitable for the client;
- Directly or indirectly participate in gains or losses of a client's account;
- Permit personal investments to influence advice to a client;
- Disclose information about a client and his or her account to persons outside SCMLLC or its affiliates without the client's approval;
- Fail to notify the Chief Compliance Officer immediately about any client complaints;
- Provide advice or recommend a security or investment product to a client if the Adviser Representative does not have sufficient knowledge and information to support the advice or recommendation;
- Lend money to a client;
- Accept cash from a client for investment;
- Sign a client's name to any document, even if the client gives permission to do so;
- Settle client complaints independently;
- Accept money from a client as additional compensation for investment management services offered;
- Act as an agent for the client in a business transaction;
- Guarantee the performance of a client's investment or account or guarantee any security or investment product recommended to the client;
- Sign a client's name to any document;
- Borrow money or securities from a client;
- Agree to repurchase a security from a client;
- Share in a client's profits or losses of securities transactions through a joint account or otherwise;
- Assist a client in the borrowing of funds for investment, unless such assistance involves helping a client open up a margin account with a broker-dealer;
- Provide investment advice on a regular basis in a state where the Adviser Representative is not licensed;
- Make discretionary trades for a client who has not given SCMLLC written authority to make such discretionary trades;
- Fail to disclose any and all conflicts of interests to a client that arise in a given securities transaction;
- Advertise his or her services or those of SCMLLC without prior approval of the Chief Compliance Officer;

- Raise money for charitable or political organizations without prior approval from the Chief Compliance Officer;
- Become employed with another company or serve as a director of another company without prior approval from the Chief Compliance Officer;
- Purchase or sell securities while in possession of inside information about the issuer of such securities; or
- Give gifts to clients or receive gifts from clients, unless such gifts are of nominal value.

10.3.7 Legal or Regulatory Proceedings

Any Adviser Representative shall immediately notify the Chief Compliance Officer if he or she becomes the subject of a securities-related action involving:

- an investigation or governmental proceeding;
- any refusal of registration or injunction, censure, fine or other disciplinary action imposed by a regulatory body;
- any litigation or arbitration;
- any bankruptcy proceedings;
- any civil litigation; or
- any arrest, summons, subpoena, indictment or conviction for a criminal offense.

When giving notice of a legal or regulatory proceeding, the Adviser Representative shall provide, at a minimum, the following information:

- Parties involved;
- Court or arbitration forum; and
- Nature of the proceeding.

10.3.8 Unregistered Employees

The Chief Compliance Officer shall periodically review the responsibilities of each employee to verify whether such employee meets the definition of investment adviser representative. Any employee that does not meet the definition of "adviser representative" or is otherwise not registered as such shall be classified as an "Unregistered Employee."

10.3.8.1 Permissible Activities

Unregistered Employees may engage in the following investment-related activities:

- Contacting existing clients regarding clerical or administrative matters affecting the client's account;
- Extending invitations to presentations conducted by Adviser Representatives;
- Inquiring whether a prospective or existing client would like to discuss investments with an Adviser Representative;
- Discussing in general terms the types of investment management services offered by SCMLLC; and
- Asking prospective clients whether they wish to receive SCMLLC brochures and marketing materials.

10.3.8.2 Unregistered Employee Prohibited Activities

Unregistered Employees may not discuss:

- investment products or services with clients;
- solicit clients; or
- make suitability determinations about clients.

10.3.8.3 Monitoring Unregistered Employees

With respect to Unregistered Employees and their immediate supervisors, the Chief Compliance Officer will:

- Periodically monitor Unregistered Employees to ensure that they do not engage in prohibited activities;
- Conduct a background investigation on each Unregistered Employee;
- Designate one or more supervisors in each department where Unregistered Employees work to supervise such unregistered employees;
- Provide periodic training and instruction to Unregistered Employees that specifically addresses the limitations of such persons' activities, the regulatory consequences of exceeding those limitations; and
- Compensate such Unregistered Employees only on the basis of salary or an hourly wage.

10.3.8.4 Part-Time Employment

An unregistered employee, with the approval of the Chief Compliance Officer, may engage in part-time employment for another organization, provided that such employment:

1. is not related to investment management, securities or a similar business;
2. is performed outside the normal hours of SCMLLC; and
3. does not conflict with the employee's duties for SCMLLC.

10.3.9 Electronic Communications

10.3.9.1 Business Purposes

Employees may make electronic communications only for business purposes.

10.3.9.2 Definition of Electronic Communications

Electronic communications include:

- Electronic Mail (e-mail)
- Internet Telephone
- Facsimile (Fax)
- File Transfer Protocol (FTP)
- Electronic Bulletin Boards
- Chat Rooms
- Instant Messaging

10.3.9.3 Business Communication Standards

Employees using SCMLLC's electronic communication systems must follow appropriate business communication standards. Employees may not send or receive communications that are inappropriate, obscene, discriminatory, threatening or otherwise offensive.

10.3.9.4 Electronic Mail

All outgoing e-mail communications transmitted through SCMLLC's e-mail system must automatically include a standard disclosure regarding SCMLLC's identity.

The following disclaimer may be used in the future if more employees are hired in addition to deLisser, Heston and Ippolito:

"This is not an investment recommendation or a solicitation to become a client of the firm. Unless indicated, these views are the author's and may differ from those of the firm or others in the firm. We do not represent this is accurate or complete and we may not update this. Past performance is not indicative of future returns. For additional information and important disclosures, contact me or [Phone Number/Web Address]. You should not use e-mail to request or authorize the investment in any security or instrument, or to effect any other transactions. We cannot guarantee that any such requests received via e-mail will be processed in a timely manner. This communication is solely for the addressee(s) and may contain confidential information. We do not waive confidentiality by mistransmission. Contact me if you do not wish to receive these communications."

10.3.9.5 Restrictions on Unsolicited E-Mails

Federal law imposes restrictions on commercial e-mail, particularly unsolicited "mass" e-mail messages. "Commercial electronic mail" includes any electronic mail message primarily for the purpose of sending a commercial advertisement or promotion of a commercial product or service. It does not include electronic mail relating to transactions or where there is a relationship between the sender and the recipient. SCMLLC does not send out commercial e-mails.

10.3.9.6 E-Mail Collection and Retention Procedures

Because SCMLLC recognizes that many records it is required to maintain by law are in e-mail form, its employees will comply with the following e-mail collection and retention procedures.

10.3.9.6.1 E-Mail Definition

Any e-mail collected or maintained pursuant to these procedures shall include:

- Content of the e-mail, including text and e-mail addresses in the address fields; and
- Data format of the e-mail, including support to display any attachment.

10.3.9.6.2 E-Mail Capture

SCMLLC shall capture all internal (e.g., from one employee to another) and external (e.g., from a client to an employee) e-mail received and sent by employees by:

- Using software that automatically captures the messages from the server during the routing process; or
- Some other method that ensures the prompt and complete recapture of e-mails.

10.3.9.6.3 Archiving E-Mails

SCMLLC shall archive all internal and external e-mails received and sent by employees in an electronic storage medium that, at a minimum:

- Ensures that the e-mail is maintained in a non-rewritable and non-erasable media; and
- Assigns a unique ID to the original e-mail and any duplicates of the e-mail.

10.3.9.6.4 Indexing E-Mails

SCMLLC shall prepare an index or indexes of all archived e-mails.

10.3.9.6.5 Accessing E-Mails

SCMLLC will archive e-mails on a system that:

- Allows immediate access to e-mails and indexes of e-mails and the ability to immediately download and produce copies of those e-mails and indexes;

- Facilitates the location of particular e-mails, categories of e-mails (e.g., a range of dates), or indexes for production to regulatory inspectors or other persons;
- Limits access to archived e-mails via passwords or other methods to a limited number of authorized employees ("Authorized Persons") so as to minimize the possibility of the destruction or corruption of archived e-mails; and
- Prohibits a non-Authorized Person from searching for, opening, viewing, deleting, or altering an archived e-mail without (i) the permission of an Authorized Person; and (ii) a legitimate business purpose for taking such action.

10.3.9.6.6 E-Mail Audit Trail

SCMLLC shall maintain a system that is designed to preserve the integrity of the archived e-mails by, at a minimum, creating an audit trail or records of:

- Inputs of e-mails;
- Changes or alterations to archived e-mails;
- Access to archived e-mails (e.g., time, date and name of person accessing the e-mail); and
- Destruction of e-mails.

10.3.9.6.7 E-Mail Destruction

SCMLLC shall destroy e-mails and copies of e-mails promptly after the expiration of any applicable record-retention policy and requirements set forth in the Recordkeeping section of this manual. As described in that section of the manual, records related to governmental investigations, lawsuits and similar matters may not be destroyed.

10.3.9.6.8 E-Mail Review

In an attempt to monitor the compliance of employees with SCMLLC's e-mail policy and to detect possible fraudulent or other improper activities, the Chief Compliance Officer shall periodically:

- Pull random samples of incoming, outgoing and deleted e-mails from a cross-section of employees;
- Review random samples of intra-employee e-mail;
- Review the selected e-mails for improper or irregular communications and communications suggesting improper or illegal activity on behalf of the employee; and
- Advise employees of SCMLLC's policy to selectively review e-mails as a means of deterring the use of e-mails for unauthorized activities.

In an attempt to detect possible fraudulent or other improper activities, the Chief Compliance Officer shall:

- Obtain and install software on its e-mail system that allows "red flag" or key word searches;
- Develop and maintain a list of "red flag" or key words such as "IPO," "referral" and "quid pro quo;"
- Obtain "fuzzy logic" or other types of software to analyze the content of e-mail containing "red flag" or key words;
- Set goals of what percentage of e-mail traffic will be searched every month and track the percentages of e-mails searched and analyzed;
- Periodically spot check e-mails to identify communications that contain red flag or key words and pull and analyze such e-mails;
- Investigate any potential securities law violation, e-mail policy violations or other serious improper activity that is the subject of a red-flagged e-mail; and
- Report the results of such investigation to senior management for appropriate action.

10.3.9.7 Internet

Employees of SCMLLC may not post any advertising or business-related information on SCMLLC's web site or anywhere else on the Internet without authorization from SCMLLC.

10.3.10 Gift and Entertainment Policy

The following sections describe procedures designed to address gift and entertainment policies.

10.3.10.1 General

The giving and receiving of gifts and entertainment can create or appear to create a conflict of interest and place SCMLLC in a difficult position. Such activities can also interfere with the impartial discharge of SCMLLC's responsibilities to its clients. An employee should never give a gift or provide entertainment where they are intended or designed to cause the recipient to act in a manner that is inconsistent with the best interests of the client or SCMLLC or that is illegal or would expose SCMLLC to any potential liability from a governmental authority or agency.

Entertainment is appropriate only when it is used to foster and promote business relationships for SCMLLC.

10.3.10.2 Definitions

"Business Contacts" include persons employed by the following types of service providers to SCMLLC or Hedge Funds:

- Brokers and securities salespersons
- Clients
- Consultants
- Suppliers
- Vendors
- Any other individual or organization with whom SCMLLC has or is considering a business or other relationship.

"Gifts" include:

- Gratuities
- Merchandise
- Use of property or facilities for weekends, vacations, trips, dinners and similar purposes (including transportation and lodging costs)

"Gifts" do not include: (1) a gift given in recognition of a life event (e.g., anniversary), provided the giver and recipient has a pre-existing personal or family relationship; and (2) items of nominal value (i.e., $50 or less) such as pens, notepads, shirts and other items often containing a company's logo.

"Entertainment" includes:

- Social events
- Hospitality events
- Charitable events
- Sporting events
- Meals
- Dinners
- Theatrical shows

"Entertainment" does not include a social event or trip where each participant pays his or her expenses, including the allocable shared expenses, and the fair market value of any aspect of the trip (e.g., use of resort house and transportation).

10.3.10.3 Accepting Gifts

An employee may accept a gift from a business contact of a company provided the aggregated value of all gifts received by that employee from all business contacts of the company does not exceed $100 in any calendar year.

10.3.10.4 Giving Gifts

An employee may give a gift to a business contact of a company provided the aggregated value of all gifts given by SCMLLC to all business contacts of the company does not exceed $100 in any calendar year.

10.3.10.5 Accepting Entertainment

An employee may accept entertainment from a business contact, provided the entertainment is:

- neither so frequent nor so extensive and lavish as to raise any question of impropriety;
- of a character such that both male and female guests would be comfortable attending; and
- legal and not offensive.

10.3.10.6 Providing Entertainment

An employee may provide entertainment to a business contact provided the entertainment is:

- neither so frequent nor so extensive and lavish as to raise any question of impropriety;
- of a character such that both male and female guests would be comfortable attending; and
- legal and not offensive.

10.3.10.7 Prohibitions

- Employees may not solicit any gift or entertainment.
- Employees may not accept cash or a gift certificate.
- Employees may not accept gifts or entertainment from Hedge Fund investors or prospective Hedge Fund investors.
- If an employee is invited to an entertainment event and neither the business contact or business contact colleague attend, the entertainment will be deemed a "gift" subject to the rules on accepting gifts.
- An employee may not accept any form of loan from a client.
- A portfolio manager, trader or any other employee may not accept a gift or form of entertainment from any broker-dealer or employee of a broker-dealer that executes trades for clients.
- An employee may not accept any gift or entertainment that might influence his or her investment decision or that might make the employee feel beholden to any person or firm.
- Gifts or entertainment should not be accepted from a business contact on a standing, recurring or on-going basis.
- Gifts should be received at the workplace and not at the employee's home.
- Unacceptable gifts should be returned to the giver.

10.3.10.8 Exceptions

If an employee believes that it would be appropriate to accept a gift worth over $100 from a business contact or give a gift to a business contact worth over $100, he or she should submit a written request to the Chief Compliance Officer containing the:

- Name of the giver;

- Name of the intended recipient;
- Description of the gift;
- Gift's monetary value;
- Nature of business relationship; and
- Reason the gift is being given.

10.3.10.9 Reporting

Employees of SCMLLC must report any gift or entertainment that exceeds $100 in value that is given or received to the Chief Compliance Officer within ten business days of the date of the receipt of the gift or entertainment. The report shall include:

- Name of the giver;
- Name of the intended recipient;
- Description of the gift or entertainment;
- Gift's or entertainment's monetary value;
- Nature of business relationship; and
- Reason the gift or entertainment is being given.

10.3.10.10 Monitoring Gift and Entertainment Practices

SCMLLC shall take the following steps to monitor employee and Firm gift and entertainment practices:

- Periodically review employee e-mails for key words that relate to gifts and entertainment (e.g., "tickets");
- Periodically review gifts and entertainment reports filed by employees for irregularities and questionable practices;
- Periodically compare a random sample of employee gifts and entertainment reports with travel and other expense reimbursements for inconsistencies;
- Periodically create a list of the top ten broker-dealers that have provided gifts and entertainment in terms of dollars to Firm employees and compare that list to the top ten broker-dealers in terms of commission earned on Firm client trades. SCMLLC shall scrutinize the brokerage practices of any broker-dealer when there is a high correlation between the two lists; and
- Investigate any issues uncovered by the aforementioned monitoring and take appropriate action to resolve such issues.

10.3.10.11 Special Rules for Certain Types of Clients or Registration Status

SCMLLC will comply with all applicable gifts and entertainment rules, which in large part depends upon the type of client and the regulatory status of SCMLLC:

Client Type	Firm Regulatory Status	Rule
	Broker-Dealer or Registered Representative	FINRA Rule 3060
	Member of New York Stock Exchange	NYSE Rule 350(a)(3)
Taft-Hartley (Union) Plan		Department of Labor: LM-10
Retirement Plan		ERISA Rule 406(b)(3)
Municipality		MSRB Rule G-20

10.3.11 Terminated Employees, Officers and Directors

SCMLLC shall maintain a list of all terminated employees, officers and directors that contains, at a minimum, the following information about each termination:

- Name and position of employee terminated;

- Date of termination; and
- Reason for termination.

10.3.12 Employee, Officer and Director Information

SCMLLC shall maintain a current organizational chart showing ownership percentages of SCMLLC and control persons. In addition, the following information should be maintained about each employee, office and director (collectively, the "employee") of SCMLLC:

- Names;
- Any threatened, pending and settled litigation involving the employee;
- Any disciplinary action taken by SCMLLC against the employee during the most recent calendar year; and
- Names of any joint ventures or any other businesses in which the employee participates or has any interest, including a description of each relationship.

10.3.13 Pay-to-Play Activities

On August 3, 2009, the SEC proposed rules that would prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. The new rule would also prohibit an adviser from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser. Additionally, the new rule would prevent an adviser from soliciting from others, coordinating contributions to certain elected officials or candidates, or coordinating payments to political parties where the adviser is providing or seeking government business. Rule amendments would also require an adviser to maintain certain records of the political contributions made by the adviser or certain of its executives or employees.

The rules have not yet been adopted. However, it may be a best practice to follow them prior to adoption or implement other procedures addressing donations to public officials employed by federal, state or local agencies that are advisory clients of SCMLLC.

10.3.13.1 Time-Out Periods

SCMLLC will not provide advisory services for two years to a government entity after a contribution to an official of the government entity by SCMLLC or any of its personnel, unless such contribution is a de minimis amount (e.g., $250).

10.3.13.2 Solicitors

SCMLLC will not pay cash or any other form of compensation to an unaffiliated solicitor (i.e., a person who is not an employee or officer of SCMLLC) who solicits a government entity for investment advisory services.

10.3.13.3 Political Action Committees

Neither SCMLLC nor any of its employees may coordinate with, or solicit, any political action committee to make any:

- Contribution to an official of an official of a government entity to which SCMLLC is providing or seeking to provide investment advisory services; or
- Payment to a political party of a state or locality where SCMLLC is providing or seeking to provide investment advisory services to a government entity.

10.4 Form ADV Disclosure

The Chief Compliance Officer will cause SCMLLC to briefly describe in its Form ADV the employee trading policies and procedures. This disclosure should describe the conflict of interests between SCMLLC and its clients with respect to investment opportunities and how SCMLLC addresses these conflicts.

If SCMLLC engages in pay-to-play activities, it will disclose the nature of activities in its Form ADV, including the fact that SCMLLC contributes money to political officials or candidates of government entities while SCMLLC is managing the assets, or seeking to manage the assets, of such government entities.

10.5 Books and Records

SCMLLC will maintain in its Employees Procedures books and records the following records related to each Access Person's personal securities trades:

- A copy of SCMLLC's code of ethics adopted and implemented pursuant to Rule 204A-1 that is in effect or at any time within the past five years was in effect;
- A record of any violation of the code of ethics and of any action taken as a result of the violation;
- A record of all written acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of SCMLLC;
- A record of each report made by an access person as required by Rule 204A-1(b), including any information provided under paragraph (b)(3)(iii) of that rule in lieu of such reports;
- A record of the names of persons who are currently, or within the past five years were, access persons of the investment adviser; and
- A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c) for at least five years after the end of the fiscal year in which the approval is granted.

SCMLLC should note that it shall not be deemed to have violated the provisions of this section or paragraph (a)(13) of Rule 204-2 under the Investment Advisers Act of 1940 because of its failure to record securities transactions of any advisory representative if it establishes that it instituted adequate procedures and used reasonable diligence to obtain promptly reports of all transactions required to be recorded.

SCMLLC maintains each of the additional following records related to employees:

- records related to SCMLLC's efforts pursuant to these procedures to prevent insider trading by its employees;
- a list of all unregistered employees, a description of their responsibilities, and a description of the investment-related activities that they may engage in;
- records of any material issues that arise with respect to the activities of Adviser Representatives;
- documents supporting an Adviser Representative's right to use particular designations; and
- copies of all forms and other information submitted by employees who engage in outside activities and documents that evidence the Chief Compliance Officer's periodic review of such employees' outside activities.

SCMLLC does not engage in pay-to-play activities.